Exhibit 23




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Pennichuck Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 2, 2000, into Pennichuck Corporation's Form 10-KSB for the year ended December 31, 1999 and into the Company's previously filed Registration Statement on Form S-3 (No. 33-98188). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

Boston, Massachusetts
March 21, 2000